Exhibit 10.22

SECURITIES COMPLIANCE CONSULTING AGREEMENT

SECURITIES COMPLIANCE CONSULTING AGREEMENT

THIS AGREEMENT made as of March15, 2005 (the “Effective Date”)

BETWEEN:

SECURITIES COMPLIANCE INC., (formerly Interven Capital Corporation) a Nevada corporation, having its offices located at 220 South Rock Rd., Ste. 9, Reno, Nevada U.S.A. 89502, (“SCI”),

AND:

MARK SMITH, an individual, of 220 South Rock Rd., Ste. 9, Reno, Nevada U.S.A. 89502,  (“Smith”)

jointly and severally referred to hereto as “Consultant”,

AND:

MOVING BYTES INC., a company incorporated under the Canada Business Corporations Act having its offices located at 4340 Redwood Hwy., Ste. F222, San Rafael, California , U.S.A., 94949, (“MBI”)

WITNESSES THAT WHEREAS:

A.

SCI, Smith and MBI entered into a consulting services agreement effective as of October 1, 2004, (the “Original Agreement”); and

B.

The parties wish to enter into this agreement (the “Agreement”) to replace the Original Agreement effective as of the date first above written.

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

ARTICLE ONE

SERVICES

Term of Services; Services

1)

Subject to the terms and conditions hereto contained, Smith will serve as Chief Financial Officer of  MBI, and this Agreement shall remain in effect until, the earlier event of:

a)

The date on which MBI files its annual report with US Securities and Exchange Commission (SEC) on form 10KSB for its fiscal year ended December 31, 2004; or

b)

April 15, 2005, (the “Termination Date”),

a copy of Smith’s resignation letter is attached hereto as Exhibit A.

2)

Smith shall assemble the work of third parties, and prepare and make filings on SEC form 8K and SEC form 10KSB through the Termination Date and Smith shall review MBI’s annual report with SEC on form 10KSB for its fiscal year ended December 31, 2004 and sign such report on behalf of MBI as may be required by his role as CFO of MBI.

Performance of Service

3)

Smith will perform the work and services for MBI in Smith offices. Smith shall not be required to travel on behalf of MBI.

4)

The manner in which services are to be performed and the specific hours to be worked by Smith shall be determined by Smith, provided that Smith shall work as many hours as may be reasonably necessary to fulfill Smith’s obligations under this Agreement.

5)

Smith’s services shall not be exclusive to MBI with respect to business currently conducted or proposed to be conducted by MBI.

ARTICLE TWO

REMUNERATION

Compensation

6)

In consideration for the services provided by Smith, MBI shall pay to SCI:

Fifteen Thousand US dollars ($15,000 USD) payable upon the execution of this Agreement and prior to Smith beginning work as set forth under Section 2 hereto and Fifteen Thousand US dollars ($15,000 USD) immediately following the filing of MBI’s annual report with US Securities and Exchange Commission (SEC) on form 10KSB for its fiscal year ended December 31, 2004.

Expenses

7)

Smith will be reimbursed for all reasonable costs, including but not limited to, telephone expenses and other out-of-pocket expenses actually and properly incurred by Smith in connection with the duties hereunder. For all such expenses, Smith will furnish to MBI statements and vouchers.

ARTICLE THREE

SMITH’S COVENANTS

Amounts Due Under Original Agreement

8)

SCI and Smith agree to forgive all amounts which are due and unpaid under the Original Agreement as of the Effective Date.

ARTICLE FOUR

MBI’S COVENANTS

Hold Harmless

9)

MBI agrees to defend, indemnify and hold harmless Smith, and SCI and its officers, directors, principals, employees and subcontractors, from and against all claims, losses, damages and costs caused by, arising out of, or relating to, services provided under this Agreement and the Original Agreement, and acts or omissions by Smith, both future and past, as an officer and director of MBI, except as to any acts or omissions which Smith knowingly and intentionally has taken or takes in violation of any applicable laws.

Return of MBI Property

10)

Subsequent to the Termination Date, Smith will at once deliver or transfer, or cause to be delivered or transferred, to MBI, at the sole expense of MBI, all books, documents, money, securities, and records of Confidential Information or copies thereof belonging to MBI or for which MBI is liable to others, which are in the possession, charge, control or custody of Smith, and which have not been prior delivered or transferred to MBI.

Provisions which Operate Following Termination

11)

The provisions of Section 9 hereto, and any other provisions of this Agreement necessary to give efficacy thereto, will continue in full force and effect following the termination of the Agreement and the Termination Date.

ARTICLE SIX

GENERAL

Sections and Headings

12)

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

Benefit of Agreement

13)

This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of MBI, SCI and Smith respectively and upon their successors, assigns, heirs, executors, administrators and legal representatives.

Entire Agreement

14)

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

Amendments and Waivers

15)

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto.  No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

Severability

16)

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

Legal Fees and Costs

17)

In the event of any litigation arising from or related to this Agreement, the prevailing party will be entitled to recovery of all reasonable costs incurred, including staff time, court costs, attorney’s fees, expert’s fees and other related expenses.

Notices

18)

Any demand, notice or other communication (a “Notice”) to be given in connection with this Agreement will be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

i)

SCI/Smith:

220 South Rock Rd., Ste. 9, Reno, Nevada, U.S.A. 89502

ii)

To the Board of Directors of MBI: 4340 Redwood Hwy., Ste. F222, San Rafael, Ca 94903

or such other address or individual as may be designated by notice by either party to the other. Any Notice given by personal delivery will be deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fifth day following the deposit thereof in the mail.

Governing Law

19)

This Agreement shall be deemed to have been made and executed in the State of Nevada and shall be construed in accordance with the laws of Nevada under the jurisdiction of the State of Nevada and the laws of the United States applicable thereto.

Counterparts

20)

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SECURITIES COMPLIANCE INC.

Mark Smith

/s/ MARK SMITH

/s/ MARK SMITH

Mark Smith, President

Mark Smith

MOVING BYTES INC.

/s/ J. ERIK MUSTAD

J. Erik Mustad, Chief Executive Officer

EXHIBIT A

March 15, 2005

Board of Directors

Moving Bytes Inc.

4340 Redwood Hwy., Ste. F222

San Rafael, Ca 94903

Dear Moving Bytes Inc. Board of Directors,

I Mark M. Smith hereby resign as President, Chief Financial Officer and Secretary of Moving Bytes Inc. effective as of the earlier event of:

a)

The date on which MBI files its annual report with US Securities and Exchange Commission on form 10KSB for its fiscal year ended December 31, 2004; or

b)

April 15, 2005.

Sincerely,

/s/ MARK SMITH

Mark Smith